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                                                                    EXHIBIT 23.1

                             BELL MICROPRODUCTS INC.
                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Numbers 333-39916 and 333-45554) and in the Registration Statements on Form S-8 (Numbers 333-51724, 33-8398, 33-66580, 33-9568,
333-10837, 333-41179 and 333-58053) of Bell Microproducts Inc. of our report dated February 6, 2001 relating to the financial statements and financial schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California

March 22, 2001
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